Exhibit 3

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[LOGO]

Rinker Group Limited

Results Presentation

Year ended 31 March 2004

Important notes

Use of pro-forma results for the prior period

The results of the Rinker group as a statutory entity during the prior comparative period, the year ended 31 March 2003 (YEM03), do not reflect the businesses that comprised the Rinker group on demerger from CSR Limited in accordance with an order of the Federal Court on 28 March 2003.

Accordingly, unaudited pro forma financial information has been prepared for the prior comparative period, YEM03.  The directors believe it is meaningful to compare information for the YEM04 with the unaudited pro forma YEM03 information, and this presentation has been prepared on that basis.

A$ and US$ accounts

Rinker’s operating subsidiaries (Rinker Materials Corporation in the US and Readymix Holdings in Australia and China) each generate all revenue and incur all costs in their local currency.  As a result, directors believe their performance is best measured in their local currency. At the group level, Rinker Materials represents around 80% of earnings. As a result, US$ performance represents the most appropriate measure of Rinker performance and value.

Use of Non-GAAP Information

Rinker believes that its business should be assessed using a variety of measures.  All measures used in this presentation are based on financial information prepared in accordance with Australian Generally Accepted Accounting Principles (GAAP).  However, certain financial information used in this presentation is not separately defined in GAAP.  The US Securities and Exchange Commission (SEC) requires that any such non-GAAP financial information included in this presentation be reconciled to GAAP financial information.  Accordingly, footnotes reconciling such non-GAAP financial information have been included at the end of this presentation.

[LOGO]

Agenda

Part 1	Group financial performance
Part 2	Business performance
Part 3	Strategy
Part 4	Outlook
Notes
Appendix

Net profit (PAT) and earnings per share (EPS) up 37% in US$ (12% in A$); dividend increased

Year ended March 04

	US$m		change		A$m		change
Revenue	3,706		+25%		5,339		+ 2%
EBIT (2)	493		+25%		713		+ 2%
EBITDA (3)	727		+20%		1,050		- 2%
Net profit (PAT) (4)	296		+37%		427		+12%
Free cash flow (5)	441		+15%		615		- 10%
ROFE (6)	17.1%		+2.8	pp	18.7%		+3.4	pp
ROE (7)	13.0%		+1.6	pp	14.2%		+2.0	pp
ROE (7) Pre amortisation of goodwill	15.2%		+1.6	pp	16.6%		+2.0	pp
EPS (8)	31.3	c	+37%		45.2	c	+12%
EPS (8) Pre amortisation of goodwill	36.7	c	+35%		52.9	c	+10%
Dividend 100% franked					14	c

• Weighted avge A$ exchange rate = 68.9 US cents in YEM04 vs 56.4 in YEM03

EBITDA performance by segment shows both Rinker Materials and Readymix up strongly in their domestic currency

Year ended March 04

	US$m	change	A$m	change
Aggregates	208	+27%
Cement	117	+9%
Concrete, block & asphalt	171	+33%
Concrete pipe & products	85	-8%
Other	10	-53%
Rinker Materials	591	+15%	854	-6%
Readymix	146	+48%	209	+21%
Corporate costs	-9		-13
Total EBITDA	727	+20%	1,050	-2%

• For definition of terms, refer to notes section at rear

• Numbers may not add due to rounding

Fourth quarter results show ongoing growth

Qtr ended March 04

	US$m	change pcp	A$m	change pcp
Revenue	933	+22%	1,223	- 4%
EBITDA (16)	174	+11%	228	- 13%
Depreciation	42	- 1%	56	- 23%
Amortisation	18	- 3%	24	- 25%
EBIT	113	+19%	149	- 7%
PAT	73	+33%	95	+5%
EPS (17)	7.7c	+33%	10.1c	+5%
EPS (17) Pre amortisation of goodwill	9.1c	+26%	11.9c	- 1%
Free cash flow (18)	142	+6%	187	-16%

• For definition of terms, refer to notes section at rear

Fourth quarter EBITDA results by business segment

Qtr ended March 04

	US$m	change pcp	A$m	change pcp
Aggregates	45	+26%
Cement	28	-3%
Concrete, block & asphalt	51	+26%
Concrete pipe & products	11	-38%
Other	5	-10%
Rinker Materials	140	+9%	184	-14%
Readymix	37	+20%	48	-7	% **
Corporate costs	-3		-4
Total EBITDA	174	+11%	228	-13%

** Underlying EBITDA for Readymix was up 19%. Q4 2003 included A$5 million gain on land sales and a one-off demerger-related adjustment.

Price / volume matrix
Prices of most products up ahead of inflation, plus volume gains

Year ended March 04

[CHART]

Return on equity improves further

Year ended March 04

Return on equity
%

US$

[CHART]

A$

[CHART]

* pre amortisation of goodwill

Return on funds employed moves higher

Year ended March 04

Return on funds employed
%

US$

[CHART]

A$

[CHART]

Return on funds employed improved in almost every business and segment across the group

Year ended March 04

	YEM03	YEM04
Aggregates	12.7%	17.4%
Cement	22.6%	27.0%
Concrete, block & asphalt	14.2%	19.1%
Concrete pipe & products	15.6%	15.2%

Rinker Materials (US$)	14.5%	17.9%

Readymix (A$)	15.9%	17.1%

Rinker Group Limited (US$)	14.3%	17.1%

Cash flow is one of Rinker’s great strengths…
Free cash has grown 25% p.a. compound over the past 4 years

US$ million

[CHART]

Free cash flow: Net cash from operations less operating capital expenditure and interest paid. Refer to Note 5.

Cash flow is one of Rinker’s great strengths…
Free Cash Flow to Funds Employed up from 10% to 15.3%

US$ million

[CHART]

Free cash flow: Net cash from operations less operating capital expenditure and interest paid

Working capital to sales revenue
Down from 16.1% (Mar 01) to 12.3% (Mar 04)

[CHART]

Source : Rinker US$ accounts.

Balance sheet continues to strengthen with lower gearing and higher interest cover

Year ended March 04

Gearing/leverage*
%

[CHART]

Interest cover(11) (US$)
X

[CHART]

* net debt / net debt + equity

Agenda

Part 1	Group financial performance
Part 2	Business performance
Part 3	Strategy
Part 4	Outlook
Notes
Appendix

[LOGO]

Rinker Materials Corporation EBITDA up 15%

US$m YEM	04	03
Revenue	2,868	2,383	+20%
EBIT	392	334	+17%
EBITDA	591	514	+15%
Funds Empl	2,186	2,298	-5%

EBITDA/Sales %

[CHART]

ROFE %

* Excluding Kiewit acquisition

[CHART]

Comparable Rinker Materials EBIT up 15% Florida again performed strongly; Kiewit up

•                  Rinker Materials sales up 20%, EBITDA up 15%, EBIT up 17%

•                  Comparable EBIT – excl acquisitions, significant property divestment in YEM03 and writedowns – up 15%

•                  Kiewit contributed US$93m EBITDA – up strongly since acquisition in Sept 02 and ahead of acquisition plan

•                  Florida and Arizona businesses performed strongly

•                  Aggregates EBITDA up 27%; heritage prices up 6%

•                  Cement EBITDA up 9%; prices steady

•                  Concrete, block & asphalt EBITDA up 33%

•                  Concrete pipe EBITDA down 8% with US$5m writedown, higher steel costs, exposure to weaker states, and pricing pressure

[LOGO]

Readymix (Australia & China) delivers another strong performance

A$m YEM	04	03
Revenue	1,201	1,014	+18%
EBIT	158	120	+33%
EBITDA	209	173	+21%
Funds Empl	927	750	+23%

EBITDA/Sales%

[CHART]

ROFE%

[CHART]

Readymix results in A$

•                  Readymix sales up 18%, EBITDA up 21%, EBIT up 33%

•                  EBITDA/sales margin up to 17.4% from 17.1%

•                  Return on funds employed 17.1% up from 15.9%

•                  Quarry average prices up 3%

•                  Concrete average prices up 5%

•                  Cement contribution to earnings A$19 million

•                  Concrete pipe volumes steady with prices up 6%

•                  China EBIT up on higher volumes, Qingdao acquisition

•                  Australian acquisitions delivering above cost of capital

Agenda

Part 1	Group financial performance

Part 2	Business performance

Part 3	Strategy

Part 4	Outlook

Notes

Appendix

Rinker Group Limited

Delivering shareholder value through top quartile performance

Our mission…

Delivering shareholder value through value-adding growth & continuous improvement of the base business

Our objective…

Rinker aims to be in the top quartile of its heavy building materials industry peers re growth in revenue, EBITDA, SVA and total shareholder return.

Rinker group strategy

Value-adding growth and performance

•                  Value-adding growth via acquisitions (circa US$200m p.a. from cashflows) and improving the base business, including greenfields investment

•                  Acquisitions primarily in the US but also in Australia

•                  Internal and external benchmarking helps drive improvement

•                  Aim to be lowest cost operator in our markets

•                  Continuous operational improvement program (OIP) to reduce costs – aim to offset inflation each year.  Around 400 OIP teams operating across the group

•                  Talented people with a high performance ethic and focus on shareholder value added

•                  A safe workplace

Operational improvement cost savings aim to offset inflation

US$ millions*

[CHART]

* Readymix converted from A$ to US$ using average month-end exchange rates Based on Rinker estimates

US$94 million in development capex for YEM04

Acquisitions

Excel quarries and concrete, Australia (Readymix)

Qingdao Concrete assets, China (Readymix)

Broadway and Frame, Australia (Readymix)

Superstitution Crushing, AZ, US (Rinker Materials)

Edwards Concrete, Australia (Readymix)

Beerwah Concrete, Australia (Readymix)

Greenfields expansion

Rinker Materials, US

Block plants:   Ft Pierce,  Jacksonville, Davenport (all Florida), Las Vegas (Nevada)

Concrete plants:  Davenport, North Vero Beach,  zephryhills, (Florida)

Readymix, Australia

Concrete plant:  Coomera (Australia)

Have the acquisitions delivered?  Rinker Materials performance lift since 1998… growth from acquisitions and the base business

Sales – CAGR   13%

[CHART]

EBITDA – CAGR   20%

[CHART]

EBIT – CAGR  21%

[CHART]

EBITDA/Sales – CAGR  6%

[CHART]

Revenue & EBITDA growth

In top quartile of global heavy building materials sector

Compound annual growth rate over past 5 years

REVENUE GROWTH

[CHART]

EBITDA GROWTH

[CHART]

Source: Bloomberg/Rinker research. Financials based on Dec03  year-end, except Rinker (Mar 04), Texas Industries (May 03) and Florida Rock (Sep 03).   Rinker data based on pro-forma accounts prior to YEM04

Ongoing performance benchmarking…

Cash flow generation capacity - EBITDA to net assets(13) vs peers

[CHART]

Source: Bloomberg, company accounts and Rinker Research. Excludes amortisation of goodwill. Based on 12 months to Dec 03, except Florida Rock (Sept 03) and Rinker (Mar 04) Net assets include fixed assets, cash and working capital.

Ongoing performance benchmarking…
Asset productivity - return on net assets(14) (RONA)

[CHART]

Source: Bloomberg, company accounts and Rinker Research. Excludes amortisation of goodwill.

Based on 12 months to Dec 03, except Florida Rock (Sept 03) and Rinker (Mar 04)

Net assets include fixed assets, cash and working capital.

Ongoing performance benchmarking…
Shareholder returns - return on equity(15) (pre goodwill amortisation)

[CHART]

Source: Bloomberg, company accounts and Rinker Research. Excludes amortisation of goodwill.

Based on 12 months to Dec 03, except Boral (Jun 03), Florida Rock (Sept 03) and Rinker (Mar 04)

Agenda

Part 1	Group financial performance

Part 2	Business performance

Part 3	Strategy

Part 4	Outlook

Notes

Appendix

Positive outlook for US construction industry Non-residential expected to turn up from 2004

[CHART]

House starts (year ending December)

FMI	+ 4.2%	+ 4.7%	+ 5.6%
PCA	- 2.8%	- 6.0%	- 5.7%

Source:   Portland Cement Ass’n Spring 2004 forecast.  Put in Place activity forecast (constant 1996$)

[LOGO]

Outlook positive for 2004 and next six year federal road funding program

•                  FY04 allocation at record US$33.6b p.a. while Congress debates new six year plan

•                  All major participants seeking an increase…seen as a major employment generator and economic stimulus : 47,000 new jobs per US$1 billion spent on roads

•                  Senate passed US$318 billion; the House passed a US$284 billion bill

•                  The Administration’s proposal is for a US$256 bn budget, although they have floated up to US$275  billion…most see this as the floor

•                  Conferences will negotiate and resolve differences

•                  Heavy building materials industry expecting 30% up

•                  Previous six year plan, TEA-21, was US$218b

US housing - new homes for sale Inventory of 3.7 months (Mar 04) historically low

[CHART]

Source: US Census

US mortgage interest rates at historically low levels

US 30yr fixed-rate mortgages since 1974

[CHART]

Source : Freddie Mac Survey & Mortgage Bankers Association of America

[LOGO]

Cement consumption and employment growth forecasts for Rinker Materials’ key states

	Cement consumption% (1)		Employment growth % (2)		Private construction activity (3)
	2003	2004	2003	2004	2003	2004

US	+3.8	+2.1	+0.2	+1.9	+2.8	+3.2

Florida	+8.0	+1.5	+1.1	+2.5	-0.2	+0.1

Arizona	+9.2	+2.1	+1.6	+3.0	+3.0	+2.5

Nevada	+9.7	+3.6	- 0.4	+2.3	+3.4	- 1.1

Tennessee	+2.8	+1.8	+0.2	+1.9	+4.0	+3.0

Kentucky	+5.5	+0.8	+ 0.7	+ 1.7	+2.5	+1.8

Georgia	+6.1	+0.4	+0.2	+2.8	+3.8	+0.9

Washington	+2.1	+0.5	0	+1.7	+3.5	+1.6

Source:        (1). Portland Cement Association Feb 04

(2).  Portland Cement Association latest forecast (Spring)

(3).  FMI

Positive outlook for Australian construction Economic forecasters predict further growth

[CHART]

House starts

BIS	-2%	0%	+4%
HIA	-7%	-9%

Source:  BIS Shrapnel Constant 2001 dollars

In summary… results confirm a solid & sustained performance over many years…further improvement forecast

•                  Confirms a solid and sustained performance record over several years, including US$1.7 billion in acquisitions and strong organic growth

•                  Benchmarking shows Rinker performing well vs peers

•                  Strong market positions and favourable geographies

•                  Rinker well-positioned for continuing growth from acquisitions (circa US$200m p.a. from cashflows) and improvements in the base business

•                  Positive construction outlook in US and Australia

•                  Further price increases expected across Rinker Materials to offset higher input costs e.g. freight, steel; ongoing price recovery expected in Readymix

•                  Operating profit for Rinker Materials and Readymix expected to increase in local currencies

•                  Buyback of up to 10% of Rinker shares

[LOGO]

Agenda

Part 1	Group financial performance

Part 2	Business performance

Part 3	Strategy

Part 4	Outlook

Notes

Appendix

Notes

1                  Rinker’s operating subsidiaries (Rinker Materials Corporation in the US and Readymix Holdings Pty Ltd in Australia and China) each generate all revenue and incur all costs in their local currency.  As a result, directors believe their performance is best measured in their local currency and are presented as such in this presentation.

Where Rinker group results are presented in US$, the amounts reported have been taken directly from the US$ denominated financial statements of the relevant controlled or equity accounted entities.  Where a currency other than the US$ is the functional currency, transactions have been translated into US$ using the exchange rate at the end of each month in the period presented.  For assets and liabilities, balances have been translated into US$ using the exchange rate at each fiscal year end.

Where Rinker group results are presented in A$, the amounts reported have been taken directly from the A$ denominated financial statements of the relevant controlled or equity accounted entities.  Where a currency other than the A$ is the functional currency, transactions have been translated into A$ using the exchange rate at the end of each month in the period presented.  For assets and liabilities, balances have been translated into A$ using the exchange rate at each fiscal year end.

2                  EBIT represents Profit on ordinary activities before finance and income tax.

3                  EBITDA represents EBIT before Depreciation and Amortisation (DA):

Segment	EBITDA	DA	EBIT	EBITDA	DA	EBIT
Year ended 31 March	2004	2004	2004	2003	2003	2003
Rinker Materials
Aggregate (US$m)	207.7	69.5	138.2	163.3	59.3	104.0
Cement (US$m)	116.9	21.4	95.5	107.5	20.7	86.8
Concrete, Block & Asphalt (US$m)	170.5	54.1	116.4	128.2	42.4	85.8
Concrete Pipe & Products (US$m)	85.1	32.0	53.1	92.5	32.4	60.1
Other (US$m)	10.4	21.8	(11.4)	22.4	25.5	(3.1)
Total Rinker Materials (US$m)	590.6	198.8	391.8	513.9	180.3	333.6
Readymix (US$m)	145.6	35.4	110.1	98.1	30.3	67.8
Corporate (US$m)	(9.2)	—	(9.2)	(7.6)	—	(7.6)
Total Rinker (US$m)	726.9	234.2	492.7	604.4	210.6	393.8

Total Rinker Materials (A$m)	854.2	286.2	568.0	910.3	318.3	592.0
Readymix (A$m)	209.0	50.7	158.3	173.2	53.7	119.5
Corporate (A$m)	(13.0)	—	(13.0)	(13.4)	—	(13.4)
Total Rinker (A$m)	1050.2	336.9	713.3	1070.1	372.0	698.1

4                  Profit After tax (PAT) represents Net Profit attributable to members of Rinker Group Limited.

5                 Reconciliation of free cash flow

Free cash flow is calculated as the net cash flow from operations, less operating capital expenditure and interest payments.

		US$ million				A$ million
Year ended 31 March		2004	2003	2002	2001	2004	2003	2002	2001
Profit from ordinary activities before finance and tax	(1)	492.7	393.8	330.2	305.8	713.3	698.1	645.7	553.3
Depreciation and amortisation		234.2	210.6	180.9	166.3	336.9	372.0	353.8	303.9
Net income tax paid		(117.7)	(99.6)	(75.9)	(68.6)	(155.3)	(172.8)	(146.9)	(125.9)
Change in working capital		(18.0)	21.9	—	4.2	(42.8)	31.2	(0.5)	27.0
Loss (profit) on asset sales		10.1	(20.8)	(6.3)	(11.8)	13.8	(37.0)	(12.4)	(22.1)
Interest received		10.7	0.6	0.8	2.1	15.0	1.2	1.4	3.8
Other		48.6	7.8	15.7	(12.1)	66.1	20.0	27.3	(21.9)
Net cash from operating activities		660.6	514.3	445.4	385.9	947.0	912.7	868.4	718.0

Operating capital expenditure	(2)	(166.4)	(79.3)	(95.9)	(86.1)	(257.5)	(140.0)	(187.0)	(156.0)
Interest paid		(53.0)	(51.0)	(56.2)	(73.8)	(75.0)	(89.6)	(111.8)	(135.2)

Free Cash Flow	(3)	441.2	384.0	293.3	226.0	614.5	683.1	569.6	426.8

(1)          Stated prior to significant items in the year ended 31 March 2001, of US$27.9m or A$56.8m.

(2)          Operating capital expenditure represents capital expenditure required to maintain existing operating capacities, presented here on a payments basis, with changes in capital accruals in net cash flow from operations.

Operating capital expenditure	166.4	79.3	95.9	86.1	257.5	140.0	187.0	156.0
Development capital expenditure	58.0	49.9	69.8	94.4	82.7	93.5	136.5	162.3
Total purchase of property, plant and equipment	224.4	129.2	165.7	180.5	340.2	233.5	323.5	318.3

Purchase of businesses	36.0	531.9	79.0	633.7	49.2	971.8	157.3	1,090.2

Total capital expenditure	260.4	661.1	244.7	814.2	389.4	1,205.3	480.8	1,408.5

6                  Return on funds employed (“ROFE”) represents the previous 12 months’ EBIT divided by end of period funds employed:

Reconciliation of Return on Funds Employed (ROFE)

Return on funds employed represents previous 12 month’s EBIT divided by end of period funds employed

Year ended 31 March	EBIT 2004	Funds Employed 2004	ROFE 2004	EBIT 2003	Funds Employed 2003	ROFE 2003
US$ million
Aggregates	138.2	796.0	17.4%	104.0	817.7	12.7%
Cement	95.5	354.1	27.0%	86.8	384.9	22.6%
Concrete, block, asphalt	116.4	608.3	19.1%	85.8	604.9	14.2%
Concrete pipe, products	53.1	348.1	15.2%	60.1	384.2	15.6%
Other	(11.4)	79.8	n.m	(3.1)	106.4	n.m
Total Rinker Materials	391.8	2,186.3	17.9%	333.6	2,298.1	14.5%
Readymix	110.1	699.9	15.7%	67.8	450.5	15.0%
Corporate	(9.2)	1.6	n.m	(7.6)	—	n.m
Rinker	492.7	2,887.8	17.1%	393.8	2,748.6	14.3%

A$ million
Aggregates	200.9	1,054.0	19.1%	185.4	1,361.9	13.6%
Cement	137.6	468.9	29.3%	153.5	640.9	24.0%
Concrete, block, asphalt	166.9	805.5	20.7%	151.3	1,006.7	15.0%
Concrete pipe, products	78.6	460.9	17.1%	107.6	639.7	16.8%
Other	(16.0)	105.5	n.m	(5.8)	177.4	n.m
Total Rinker Materials	568.0	2,894.8	19.6%	592.0	3,826.6	15.5%
Readymix	158.3	926.9	17.1%	119.5	749.7	15.9%
Corporate	(13.0)	2.1	n.m	(13.4)	—	n.m
Rinker	713.3	3,823.8	18.7%	698.1	4,576.3	15.3%

7                                          Return on equity represents the previous 12 months’ Net profit attributable to members of Rinker Group Limited divided by equity attributable to members of Rinker Group Limited:

Reconciliation of Return on Equity (ROE)

Return on equity represents the previous 12 months’ Net profit attributable to members of Rinker Group Limited divided by equity attributable to members of Rinker Group Limited.

Return on equity prior to goodwill amortisation is calculated by excluding goodwill amortisation from Net profit.

	US$ million		A$ million
Year ended 31 March	2004	2003	2004	2003
Net profit attributable to members of Rinker	295.6	215.7	426.8	381.6
Equity attributable to members of Rinker	2,275.7	1,874.0	3,013.3	3,120.3
ROE	13.0%	11.4%	14.2%	12.2%
Goodwill amortisation	50.8	41.7	73.2	73.6
ROE pre amortisation of goodwill	15.2%	13.6%	16.6%	14.6%

Return on Equity prior to goodwill amortisation is calculated by excluding goodwill amortisation from Net profit

8                                          EPS represents Earnings per share and is Net profit attributable to members divided by the weighted average number of shares outstanding.

EPS pre-amortisation of goodwill represents Net profit attributable to members excluding goodwill amortisation divided by the weighted average number of shares outstanding.

Reconciliation of Earnings per share

Earnings per share represents net profit attributable to members divided by weighted average number of shares outstanding:

	US$ million		A$ million
Year ended 31 March	2004	2003	2004	2003
Net profit attributable to members of Rinker	295.6	215.7	426.8	381.6
Weighted average number of shares outstanding (million)	944.9	944.7	944.9	944.7
Earnings per share (cents)	31.3	22.8	45.2	40.4

Earnings per share pre-amortisation of goodwill represents net profit attributable to members excluding goodwill amortisation divided by the weighted average number of shares outstanding:

	US$ million		A$ million
Year ended 31 March	2004	2003	2004	2003
Net profit attributable to members of Rinker	295.6	215.7	426.8	381.6
Add back Goodwill amortisation	50.8	41.7	73.2	73.6
Weighted average number of shares outstanding (million)	944.9	944.7	944.9	944.7
Earnings per share pre-amortisation of goodwill (cents)	36.7	27.2	52.9	48.2

9                  Heritage is defined as excluding all acquisitions that have not been included in the group for a full reporting year prior to YEM04.

10                                    Gearing has been calculated in two ways:

•                                          Net debt divided by equity

•                                          Net debt divided by net debt plus equity.

Reconciliation of Net debt

Net debt represents current and non-current interest-bearing liabilities less cash assets.

	US$ million		A$ million
As at 31 March	2004	2003	2004	2003
Current interest-bearing liabilities	17.4	161.7	23.0	269.2
Long term interest-bearing liabilities	912.4	1,051.5	1,208.2	1,750.7
Less: cash assets	(328.5)	(264.3)	(435.1)	(440.1)
Net debt	601.3	948.9	796.1	1,579.8

Reconciliation of gearing

Gearing represents (a) net debt divided by equity and (b) net debt divided by net debt plus equity.

	US$ million		A$ million
As at 31 March	2004	2003	2004	2003
Net debt	601.3	948.9	796.1	1,579.8
Equity	2,280.6	1,884.2	3,019.8	3,137.2
Gearing (debt/ equity)	26.4%	50.4%	26.4%	50.4%
Gearing (debt/debt plus equity)	20.9%	33.5%	20.9%	33.5%

11                                    Interest cover represents EBIT divided by net interest expense. Net interest expense represents total interest expense less total interest income.

Reconciliation of EBIT Interest Cover

EBIT interest cover represents EBIT divided by net interest expense.

Net interest expense represents interest expense less interest income.

	US$ million		A$ million
Year ended 31 March	2004	2003	2004	2003
Interest Income	11.7	0.3	16.4	0.6
Interest Expense	54.6	49.3	78.9	87.1
Net Interest Expense	42.9	49.0	62.5	86.5
EBIT	492.7	393.8	713.3	698.1
EBIT Interest Cover (times)	11.5	8.0	11.4	8.1

12                                    The effective tax rate represents income tax expense relating to ordinary activities divided by Profit from ordinary activities before income tax.

13                                    EBITDA to net assets for Rinker Group Limited and peers represents EBITDA divided by net assets, based on the last reported financial year end, (Rinker is year ended 31 March 2004). For this comparison, net assets represents fixed assets, cash, receivables, inventory and payables.  Information was sourced from Bloomberg, company accounts and Rinker research.

14                                    Return on net assets (“RONA”) for Rinker Group Limited and peers represents PAT (excluding goodwill amortisation) divided by net assets, based on the last reported financial year end, (Rinker is based on accounts for year ended 31 March 2004).  For this comparison, net assets represents fixed assets, cash, receivables, inventory and payables. Information was sourced from Bloomberg, company accounts and Rinker research.

15                                    Return on equity for Rinker Group Limited and peers was calculated excluding goodwill amortisation, based on the last reported financial year end, (Rinker is based on accounts for year ended 31 March 2004). Information was sourced from Bloomberg, company accounts and Rinker research.

16.                                 EBITDA represents EBIT before Depreciation and Amortisation (DA):

Segment Quarter ended 31 March	EBITDA 2004	DA 2004	EBIT 2004	EBITDA 2003	DA 2003	EBIT 2003
Rinker Materials
Aggregate (US$m)	45.4	18.3	27.1	36.0	16.6	19.4
Cement (US$m)	28.4	5.4	23.0	29.2	5.4	23.8
Concrete, Block & Asphalt (US$m)	50.5	13.6	36.9	40.2	13.7	26.5
Concrete Pipe & Products (US$m)	10.6	7.9	2.7	17.1	8.4	8.7
Other (US$m)	5.3	5.0	0.3	5.8	6.5	(0.7)
Total Rinker Materials (US$m)	140.3	50.4	89.9	128.2	50.4	77.8
Readymix (US$m)	36.7	10.1	26.5	30.7	11.3	19.4
Corporate (US$m)	(3.2)	—	(3.2)	(2.0)	—	(2.0)
Total Rinker (US$m)	173.7	60.5	113.2	156.8	61.6	95.2

Total Rinker Materials (A$m)	184.0	65.9	118.1	214.0	84.0	130.0
Readymix (A$m)	47.6	13.1	34.5	51.4	19.2	32.2
Corporate (A$m)	(4.0)	—	(4.0)	(3.3)	—	(3.3)
Total Rinker (A$m)	227.6	79.1	148.5	262.1	103.2	158.9

17.                               Reconciliation of Earnings per share

Earnings per share pre-amortisation of goodwill represents net profit attributable to members excluding goodwill amortisation divided by the weighted average number of shares outstanding:

	US$ million		A$ million
Quarter ended 31 March	2004	2003	2004	2003
Net profit attributable to members of Rinker	72.8	54.9	95.3	91.0
Add back Goodwill amortisation	12.9	13.2	17.4	22.5
Weighted average number of shares outstanding (million)	944.9	944.7	944.9	944.7
Earnings per share pre-amortisation of goodwill (cents)	9.1	7.2	11.9	12.0

18. Free cash flow is calculated for the quarter on the same basis as for the year (see Note 5)

	US$ million		A$ million
Free Cash Flow Quarter ended	31 March 2004	31 March 2003	31 March 2004	31 March 2003

Operating profit before finance and tax	113.2	95.2	148.5	158.9
Depreciation and amortisation	60.5	61.6	79.1	103.2
Net income tax paid	(71.0)	(35.5)	(93.6)	(59.3)
Change in working capital	35.8	41.4	48.1	68.7
Profit/loss on asset sales/non trade	8.3	(4.9)	11.0	(8.1)
Interest received	1.9	0.1	2.5	0.1
Other	36.7	26.7	48.5	45.1
Net Cash flow from operations	185.4	184.5	244.1	308.6

Operating capital expenditure	(23.5)	(29.5)	(31.0)	(48.9)
Interest paid	(20.3)	(22.0)	(26.6)	(36.9)

Free Cash Flow	141.5	133.0	186.5	222.8

Operating capital expenditure	(23.5)	(29.5)	(31.0)	(48.9)
Developmental capital expenditure	(35.3)	(18.1)	(46.5)	(30.2)
Total purchase of property, plant and equipment	(58.9)	(47.6)	(77.5)	(79.1)

Purchase of businesses	(25.6)	(5.5)	(33.5)	(9.3)

Total capital expenditure	(84.4)	(53.2)	(111.0)	(88.4)

Forward-looking statements

This presentation contains a number of forward-looking statements.  Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; and other risks and uncertainties identified in our filings with the Australian Stock Exchange and the U.S. Securities and Exchange Commission.

Agenda

Part 1	Group financial performance

Part 2	Business performance

Part 3	Strategy

Part 4	Outlook

Notes

Appendix

Financial strength comparison with global building materials peers

Company Name	Net debt	Equity	Interest cover	Net debt / equity	Net debt / net debt + equity	Long term credit rating*
Rinker Group US$	601	2,281	11.5	26%	21%	A3 / BBB+ / A-
Vulcan Materials	465	1,895	6.1	24%	20%	A1 / A+ / nr
Martin Marietta	604	1,130	4.2	53%	35%	A3 / A-/ A-
Lafarge Nth Amer	36	2,796	7.1	1%	1%	Baa1 / BBB / nr
Florida Rock Ind	81	574	58.7	14%	12%	nr
Hanson	942	2,722	3.4	35%	26%	Baa1 / BBB+ / BBB+
RMC Group	769	1,672	1.5	46%	32%	nr
Aggregate Indus.	466	915	5.9	51%	34%	nr / nr / BBB
CRH	2,308	4,850	6.6	48%	32%	Baa1 / BBB+ / A-
Holcim	8,299	9,499	3.5	87%	47%	nr / BBB+ / nr

Local currency

* Ratings shown in order: Moody’s, S&P, Fitch.

“nr”: not rated

Source: Bloomberg and Rinker

Aggregates up strongly; EBIT CAGR of 29% since 2000 Margin dips on product mix with Kiewit

Trading revenue growth

[CHART]

EBIT, EBITDA & EBITDA margin

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Cement profits continue to grow with strong demand

Trading revenue growth

[CHART]

EBIT, EBITDA & EBITDA margin

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Concrete, block and asphalt growth continues
Record volumes in Florida

Trading revenue growth

[CHART]

EBIT, EBITDA & EBITDA margin

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Concrete pipe & products results lower

Trading revenue growth

[CHART]

EBIT, EBITDA & EBITDA margin

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Readymix result well ahead on price recovery, cost savings and volumes

Trading revenue growth

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EBIT, EBITDA & EBITDA margin

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Rinker group revenue and geographic split

YEM04 revenue by product

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Note:                   Revenue includes internal and external revenue

Based on US$ revenue

geography

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Note:      Revenue excludes internal revenue generated by sales between Rinker group companies

Based on US$ revenue